Van Wagoner Funds
                        Final Shareholder Meeting Results

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FUND NAME: OUTSTANDING; TOTAL VOTED; PERCENT
         PROPOSAL                           FOR      AGAINST     ABSTAIN
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GROWTH OPPORTUNITIES FUND: 942,395; 740,990; 78.63%
      Reorganization                    683,681      36,854    23,826
      Manager of Managers               669,865      51,939    22,730
   Board of Directors:
      Mary Avella                       740,990        N/A          0
      Brian Dombkowski                  739,514        N/A          0
      Jay Jacobs                        737,846        N/A          0
      Amendment                         717,222      52,025    26,875

SMALL CAP FUND: 1,341,031; 785,816; 58.60%

      Advisory Agreement                568,211      46,681    24,624
      Subadvisory Agreement             561,605      52,068    25,841
      Manager of Managers               540,468      72,897    26,151
   Board of Directors:
      Mary Avella                       716,801       N/A      69,015
      Brian Dombkowski                  717,471       N/A      68,345
      Jay Jacobs                        720,011       N/A      65,805
      Amendment                         690,334      68,819    26,660
      Classification                    554,106      58,600    26,809
      Investment Policy                 555,116      53,695    30,704

MID-CAP GROWTH FUND: 290,736; 216,215; 74.37%
      Advisory Agreement                148,161      14,415    12,084
      Manager of Managers               145,452      17,244    11,964
   Board of Directors:
      Mary Avella                       189,974       N/A      26,240
      Brian Dombkowski                  189,974       N/A      26,240
      Jay Jacobs                        189,974       N/A      26,240
      Amendment                         186,055      16,506    13,843

POST VENTURE FUND: 596,209; 475,567; 79.77%
      Advisory Agreement                296,144      10,089     12,506
      Subadvisory Agreement             295,490      40,491     12,758
      Manager of Managers               286,349      20,476     11,914
   Board of Directors:
      Mary Avella                       448,816       N/A       26,751
      Brian Dombkowski                  448,816       N/A       26,751
      Jay Jacobs                        448,816       N/A       27,870
      Amendment                         440,703      21,200     13,661
      Classification                    292,798      12,605     13,335
      Investment Policy                 290,784      15,321     12,633

Technology Fund: 328,450; 248,849; 75.76%
      Advisory Agreement                145,023       9,779      9,821
      Subadvisory Agreement             142,996      11,810      9,819
      Manager of Managers               140,233      14,504      9,886
   Board of Directors:
      Mary Avella                       225,500        N/A      23,349
      Brian Dombkowski                  225,500        N/A      23,349
      Jay Jacobs                        225,500        N/A      23,349
      Amendment                         219,131       18,859    10,859
       Classification                   141,689       12,829    10,106
       Investment Policy                142,752       12,054     9,819

EMERGING GROWTH FUND: 4,633,815; 3,622,046; 78.17%
      Advisory Agreement               2,601,168     312,467    207,335
      Subadvisory Agreement            2,663,333     243,877    213,761
      Manager of Managers              2,471,923     442,307    206,740
   Board of Directors:
      Mary Avella                      3,153,347        N/A      468,699
      Brian Dombkowski                 3,160,472        N/A      461,574
      Jay Jacobs                       3,153,317        N/A      468,729
      Amendment                        2,941,872     445,460     234,709
      Classification                   2,619,091     292,160     209,719
      Investment Policy                2,646,285     260,465     214,218

VAN WAGONGER FUNDS CUMULATIVE: 8,132,636; 6,173,313; 75.91%
   Board of Directors:
      Mary Avella                      5,501,155        N/A       671,986
      Brian Dombkowski                 5,507,477        N/A       665,663
      Jay Jacobs                       5,500,074        N/A       673,066
      Articles of Incorporation        5,217,645     626,606      329,063